UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): March 15, 2017

GULFMARK OFFSHORE, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33607

(Commission file number)

76-0526032

(I.R.S. Employer Identification No.)

842 West Sam Houston Parkway North, Suite 400, Houston, Texas (Address of principal executive offices)	77024 (Zip Code)

(713) 963-9522

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Items

On March 15, 2017, the board of directors of GulfMark Offshore, Inc. (the “Company”) decided not to pay on its due date the $13.7 million interest payment due March 15, 2017 on the Company’s 6.375% senior notes due 2022 (the “Senior Notes”) and, as provided for in the indenture governing the Senior Notes, to enter into the 30-day grace period to make such payment. Failure to pay this amount on March 15, 2017 would constitute an event of default under the indenture governing the Senior Notes if the payment is not made within 30 days of such date, which would result in a cross-default under the senior secured, revolving multicurrency credit facility among GulfMark Americas, Inc., as the borrower, the Company, as guarantor, a group of financial institutions as the lenders and The Royal Bank of Scotland plc, as agent for the lenders, and the senior secured revolving credit facility among the Company, as guarantor, GulfMark Rederi AS, as the borrower, and DNB Bank ASA, a Norwegian bank, as lead arranger and lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 15, 2017		GULFMARK OFFSHORE, INC.

	By:	/s/ James M. Mitchell
James M. Mitchell
Executive Vice President & Chief Financial Officer

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